   As filed with the Securities and Exchange Commission on June 28, 2001


                                                 Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------






                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                        D & K HEALTHCARE RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                               43-1465483
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                Identification No.)
           8000 Maryland Avenue, Suite 920, St. Louis, Missouri 63105
                                 (314) 727-3485
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                             J. HORD ARMSTRONG, III
               Chairman of the Board and Chief Executive Officer
                        D & K Healthcare Resources, Inc.
           8000 Maryland Avenue, Suite 920, St. Louis, Missouri 63105
                                 (314) 727-3485
  (Address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                With copies to:
       JOHN L. GILLIS, JR., ESQ.                ROBERT J. GRAMMIG, ESQ.
         Armstrong Teasdale LLP                   Holland & Knight LLP
  One Metropolitan Square, Suite 2600            400 North Ashley Drive
     St. Louis, Missouri 63102-2740               Tampa, Florida 33602
             (314) 621-5070                          (813) 227-8500

                                ---------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
   If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-60146

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                ---------------

                      CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------
                                                     Proposed Maximum  Proposed Maximum      Amount Of
         Title Of Shares             Amount To Be     Offering Price       Aggregate     Registration Fee
      To Be Registered (1)          Registered (2)       Per Share      Offering Price          (1)
---------------------------------------------------------------------------------------------------------
Common Stock, per value $0.01 per
 share..........................        390,080           $33.50          $13,067,680         $3,267
---------------------------------------------------------------------------------------------------------


(1) This registration statement also includes preferred stock purchase rights, which are attached to all shares of common stock issued, pursuant to the terms of the registrant's Shareholder Rights Plan. Until the occurrence of certain prescribed events, these rights are not exercisable, are evidenced by the certificates for the common stock and will be transferred with and only with the common stock, Because no separate consideration is paid for these rights, the registration fee therefor is included in the fee for the common stock.


(2) Includes 50,880 shares that may be purchased by the Underwriters pursuant to an overallotment option.



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


             INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


   This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by D&K Healthcare Resources, Inc. with the Securities and Exchange Commission. This Registration Statement hereby incorporates in its entirety by reference the contents of the Registration Statement on Form


S-3 (No. 333-60146) declared effective by the Commission on June 28, 2001.


                               CERTIFICATION


   The Registrant hereby certifies to the Commission that it has instructed its bank to pay the Commission the filing fee of $3,267 for the additional securities being registered hereby as soon as practicable (but in any event no later than the close of business on June 29, 2001); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank by no later than June 29, 2001.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis and State of Missouri on the 28th day of June, 2001.


                                          D & K Healthcare Resources, Inc.

                                               /s/ J. Hord Armstrong, III
                                          By: _________________________________
                                                  J. Hord Armstrong, III
                                               Chairman and Chief Executive
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



             Signature                           Title                    Date
             ---------                           -----                    ----

      /s/ J. Hord Armstrong          Chairman, Chief Executive       June 28, 2001
____________________________________ Officer, Treasurer and
         J. Hord Armstrong           Director

       /s/ Martin D. Wilson          President, Chief Operating      June 28, 2001
____________________________________ Officer, and Director
          Martin D. Wilson

       /s/ Thomas S. Hilton          Sr. Vice President and Chief    June 28, 2001
____________________________________ Financial and Accounting
          Thomas S. Hilton           Officer

                 *                   Director                        June 28, 2001
____________________________________
          Richard F. Ford

                 *                   Director                        June 28, 2001
____________________________________
         Bryan H. Lawrence

                 *                   Director                        June 28, 2001
____________________________________
        Harvey C. Jewett, IV

                 *                   Director                        June 28, 2001
____________________________________
        Robert E. Korenblat

                 *                   Director                        June 28, 2001
____________________________________
          Thomas F. Patton

                 *                   Director                        June 28, 2001
____________________________________
          Louis B. Susman

                 *                   Director                        June 28, 2001
____________________________________
           James M. Usdan

*By:   /s/ J. Hord Armstrong, III
       J. Hord Armstrong, III
          Attorney-in-Fact

                                 EXHIBIT INDEX

 Exhibit Exhibit Descriptions
 ------- --------------------

   5     Opinion and Consent of Armstrong Teasdale LLP

  23.1   Consent of Arthur Andersen LLP

  23.2   Consent of Armstrong Teasdale LLP (included as part of Exhibit 5)

  24     Powers of Attorney filed as Exhibit 24 to Registration Statement No.
         333-60146 are hereby incorporated by reference.

                                      II-2